Exhibit 10.5

Chief Financial Officer (CFO) Employment Agreement

This Employment Agreement (the “Agreement”) is entered into as of the date signed below (the “Effective Date”), by and between Roze AI Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada (the “Company”), and Eric Sherb (the “CFO”), for the purpose of establishing a stable and trustworthy employment relationship by clearly defining the rights and obligations of both parties.

1. Employment Term

1.1 The CFO’s employment shall commence on May 1, 2025, and continue for a period of two (2) years, unless terminated earlier in accordance with this Agreement.

1.2 In the event that the Company’s IPO is significantly delayed, the parties may mutually agree to adjust the CFO’s start date to align with the IPO timeline.

2. Roles and Responsibilities

The CFO shall actively perform the following duties:

1. The Company shall establish appropriate Directors and Officers (D&O) liability insurance for designated directors and officers.

2. When necessary and authorized by the CEO, the CFO may be delegated signing authority for SEC-related filings.

3. Financial Oversight:

a. Oversee bookkeeping and financial control functions.

b. Expand the accounting team in accordance with public company timelines and standards.

c. Establish an accurate and timely month-end close process.

d. Support investor relations and communications activities.

4. Financial Reporting:

a. Prepare financial statements and SEC reports.

b. Prepare and draft internal financial reports for key stakeholders.

5. Capital Management: Administer and manage matters related to equity, stock options, and warrants.

6. Professional Collaboration: Communicate and collaborate directly with auditors, tax professionals, transfer agents, EDGAR filing agents, and legal counsel.

7. Corporate Governance: Coordinate governance matters with the Board of Directors and the Audit Committee.

8. Other Duties: Perform other finance, accounting, and CFO-related tasks as necessary.

3. Compensation

3.1 Cash Compensation: The Company shall pay the CFO a monthly cash compensation of US $7,500.

3.2 Equity Compensation: The Company shall provide the CFO with equity compensation equivalent to US $2,500 per month.

3.3 Post-IPO Stock Issuance: After the IPO, all stock issuances shall be calculated based on the average closing price of the Company’s common stock over the last five (5) trading days of each applicable month.

3.4 In the event of a material change in the CFO’s actual duties or at the Company’s discretion, the terms of compensation may be reviewed.

4. Termination of Employment (Including At-Will Clause)

4.1 This Agreement does not guarantee the continuation of the CFO’s employment.

4.2 The Company may terminate the CFO’s employment without cause with sixty (60) days’ prior written notice. In addition, the Company may terminate this Agreement in the event of a material change in its financial condition or business operations that, in the Company’s sole discretion, makes continued employment impractical or unsustainable.

4.3 Termination for Cause: The Company may terminate the CFO’s employment immediately and without notice for cause. In such cases, the Company shall only be liable for compensation earned up to the date of termination. “Cause” includes, but is not limited to:

a. In the event of gross negligence or repeated carelessness in the performance of duties.

b. In the event of a material violation of the Company's policies or ethical standards.

c. In the event of confirmed fraud or behavior contrary to honesty and integrity.

d. In the event of a legal conviction for a serious criminal offense.

5. Confidentiality and Non-Compete

5.1 The CFO shall maintain confidentiality of all proprietary and sensitive Company information during and after the employment period.

5.2 Non-Compete Clause: The CFO shall not engage in any business that directly competes with the Company’s core business (AI-based fire prevention and safety technology) during the employment period and for a period of twelve (12) months following termination.

5.3 Non-Solicitation Clause: The CFO shall not, for a period of twelve (12) months after termination, solicit or attempt to solicit any Company employees, clients, or business partners, within reasonable bounds.

5.4 Geographical Scope: These restrictions shall apply across North America.

6. Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia, Canada.

7. Entire Agreement

7.1 This Agreement represents the entire agreement between the parties and supersedes any prior written or verbal agreements.

7.2 Any amendments or modifications to this Agreement must be made in writing and signed by both parties.

7.3 Upon termination of this Agreement, the CFO shall carry out a proper and complete transition of responsibilities.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Company: Roze AI Inc.

By:	/s/ James Cho
Name:	James Cho
Title:	CEO

Date:	4/14/2025

By:	/s / Eric Sherb
Name:	Eric Sherb
Title:	CFO

Date:	4/10/2025

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